UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 1, 2004

Cole National Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-66342	34-1744334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1925 Enterprise Parkway, Twinsburg, Ohio 44087

(Address of principal executive offices)

(330) 486-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 1, 2004, Cole National Group, Inc. entered into a Supplemental Indenture with Wells Fargo Bank, N.A., as trustee, with respect to the Indenture, dated as of May 22, 2002, governing Cole National’s 8 7/8% Senior Subordinated Notes due 2012.  The Supplemental Indenture, among other things, deleted in their entirety the following covenant sections from the Indenture: (i) Section 4.03 Reports, (ii) Section 4.04 Compliance Certificate, (iii) Section 4.05 Taxes, (iv) Section 4.06 Stay, Extension and Usury Laws, (v) Section 4.07 Restricted Payments, (vi) Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries, (vii) Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock, (viii) Section 4.10 Asset Sales, (ix) Section 4.11 Transactions with Affiliates, (x) Section 4.12 Liens, (xi) Section 4.13 Corporate Existence, (xii) Section 4.14 Offer to Repurchase Upon Change of Control, (xiii) Section 4.15 No Senior Subordinated Debt, (xiv) Section 4.16 Limitation on Sale and Leaseback Transactions, (xv) Section 4.17 Limitation on Capital Stock of Restricted Subsidiaries, (xvi) Section 4.18 Future Note Guarantees, (xvii) Section 4.19 Limitation on Designation of Restricted and Unrestricted Subsidiaries, (xviii) Section 4.20 Payments for Consent and (xix) Section 5.01 Merger, Consolidation, or Sale of Assets.

Item 9.01.		Exhibits

(c)	Exhibits.

	4.1	Supplemental Indenture, dated as of November 1, 2004, by and between Cole National Group, Inc. and Wells Fargo Bank, N.A., as trustee.

	99.1	Press release dated November 2, 2004.

	99.2	Press release dated November 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE NATIONAL GROUP, INC.

	By:	/s/ Michael A. Boxer
Name: Michael A. Boxer
Title: Vice President and Secretary

Date: November 18, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of November 1, 2004, by and between Cole National Group, Inc. and Wells Fargo Bank, N.A., as trustee.

99.1	Press release dated November 2, 2004.

99.2	Press release dated November 17, 2004.